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                                                                      EXHIBIT 21

                     SPACEHAB, INCORPORATED AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT



                                               JURISDICTION OF
NAME OF SUBSIDIARY                             INCORPORATION                  BUSINESS NAME
------------------                             -------------                  -------------

Astrotech Space Operations, Inc.                 Delaware                      Astrotech
Johnson Engineering Corporation                  Colorado                      Johnson Engineering




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